UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 11, 2014, the Organization and Compensation Committee of the Board of Directors of Merrimack Pharmaceuticals, Inc. (the “Company”) took the following actions regarding the compensation of the Company’s named executive officers:

1. Approved 2013 annual cash bonus awards for each named executive officer pursuant to the Company’s annual cash bonus program, as set forth below:

Name	2013 Base Salary	Bonus Percentage Range	Target Cash Bonus	2013 Actual Cash Bonus		Actual Bonus as % of Salary
Robert J. Mulroy President and Chief Executive Officer	$520,000	0-50%	$260,000	$187,778	(1)	36%
William A. Sullivan Chief Financial Officer and Treasurer	$289,831	0-35%	$101,441	$101,441	(2)	35%
William M. McClements Senior Vice President of Corporate Operations	$346,762	0-35%	$121,367	$121,367	(2)	35%
Ulrik B. Nielsen Senior Vice President and Chief Scientific Officer	$371,219	0-35%	$129,927	$129,927	(2)	35%
Edward J. Stewart Senior Vice President and President, Merrimack Healthcare Solutions	$309,975	0-35%	$108,491	$108,491	(2)	35%

(1)	Established based on a determination that the corporate objectives had been achieved at a level of 100%, the individual objectives had been achieved at a level of 50% and the general management contribution had been achieved at a level of 67%.
(2)	Established based on a determination that the corporate objective, individual objective and general management contribution elements had been substantially satisfied as a whole.

2. Established 2014 base salaries, effective April 1, 2014, as set forth below:

Name	2014 Base Salary
Robert J. Mulroy	$530,400
William A. Sullivan	$295,628
William M. McClements	$353,697
Ulrik B. Nielsen	$389,780
Edward J. Stewart	$316,175

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: February 14, 2014	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie Vice President and General Counsel